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                                                                    EXHIBIT 4(b)

                               MICROENERGY, INC.
              Incorporated Under the Laws of the State of Delaware

NASDAQ: MCREP                                                      CUSIP: 594912

                            SERIES A PREFERRED STOCK
                            ------------------------

This certifies that



is the owner of


fully paid and non-assessable shares of Series A Preferred Stock of $7.00 par value of MicroEnergy, Inc. transferable on the books of the Corporation in person of by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

President:

Secretary:
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For value received,___________ hereby sell, assign and transfer unto _________
_________________________________________ shares of the stock represented by this Certificate, and do hereby irrevocably constitute and appoint ______________________________________ to transfer the said stock on the books of the within Corporation with full power of substitution in the premises.

Dated:_______________

                     ___________________________________________________________



The Corporation will furnish to any stockholder, upon request of and without charge, a full statement of the designations, relative rights, preferences, and limitations of the shares of each class and series authorized to be issued, so far as the same have been determined and of the authority, if any, of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences, and limitations of any class or series. Such request may be made to the secretary of the Corporation or to the transfer agent named on this certificate.